EXHIBIT 99.1
CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2009

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2009.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices; the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)	production which may be obtained through future exploratory drilling;
(b)	dry hole and abandonment costs that may result from future exploratory drilling;
(c)	the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities”;
(d)	gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;
(e)	capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and
(f)	revenues, expenses and noncontrolling interest related to our investment in Larclay JV.

As discussed in “Capital Expenditures”, approximately 50% of our planned 2009 exploration and development expenditures relate to exploratory prospects.  Exploratory prospects involve a higher degree of risk than development prospects.  To offset the higher risk, we generally strive to achieve a higher reserve potential and rate of return on investments in exploratory prospects.  Actual results from our exploratory drilling activities, when ultimately reported, may have a material impact on the estimates of oil and gas production and exploration costs stated in this guidance.

Summary of Estimates

The following table sets forth certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2009.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplementary Information.”

	Year Ending December 31, 2009
	Actual	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in thousands, except per unit data)
Average Daily Production:
Gas (Mcf)	51,526	40,750 to 44,750	40,500 to 44,500	37,000 to 41,000
Oil (Bbls)	8,344	7,075 to 7,275	6,775 to 6,975	6,250 to 6,450
Natural gas liquids (Bbls)	589	425 to 475	375 to 425	375 to 425
Total oil equivalents (BOE)	17,476	14,292 to 15,208	13,900 to 14,817	12,792 to 13,708

Differentials:
Gas (Mcf)	$(.57)	$(.40) to $(.70)	$(.35) to $(.65)	$(.35) to $(.65)
Oil (Bbls)	$(5.99)	$(2.90) to $(3.40)	$(2.85) to $(3.35)	$(2.85) to $(3.35)
Natural gas liquids (Bbls)	$(20.14)	$(21.00) to $(27.00)	$(21.00) to $(27.00)	$(21.00) to $(27.00)

Costs Variable by Production ($/BOE):
Production expenses (including
production taxes)	$12.12	$11.95 to $13.95	$12.15 to $14.15	$13.00 to $15.00
DD&A – Oil and gas properties	$22.10	$16.60 to $18.60	$16.65 to $18.65	$16.65 to $18.65

Other Revenues (Expenses):
Natural gas services:
Revenues	$1,584	$1,500 to $1,700	$1,500 to $1,700	$1,500 to $1,700
Operating costs	$(1,411)	$(1,350) to $(1,550)	$(1,350) to $(1,550)	$(1,350) to $(1,550)
Exploration costs:
Abandonments and impairments	$(12,412)	$(1,000) to $(3,000)	$(1,000) to $(3,000)	$(1,000) to $(3,000)
Seismic and other	$(4,270)	$(1,200) to $(1,400)	$(1,200) to $(1,400)	$(1,200) to $(1,400)
DD&A – Other (a)	$(229)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)
General and administrative (a)	$(4,386)	$(3,850) to $(4,050)	$(3,350) to $(3,550)	$(3,950) to $(4,150)
Interest expense (a)	$(5,016)	$(5,400) to $(5,600)	$(5,550) to $(5,750)	$(5,650) to $(5,850)
Other income (expense)	$901	$250 to $350	$250 to $350	$250 to $350
Loss on sales of assets and inventory
write-downs, net	$3,266	-	-	-

Effective Federal and State Income
Tax Rate:
Current	0%	0%	0%	0%
Deferred	37%	35%	35%	35%

Weighted Average Shares Outstanding
(In thousands):
Basic and Diluted	12,122	12,100 to 12,150	12,100 to 12,150	12,100 to 12,150

(a) Excludes amounts derived from Larclay JV.

Capital Expenditures

The following table sets forth, by area, certain information about our planned exploration and development activities for 2009.

	Actual	Planned
	Expenditures	Expenditures	Year 2009
	Three Months Ended	Year Ending	Percentage
	March 31, 2009	December 31, 2009	of Total
	(In thousands)
Permian Basin	$8,700	$25,100	32%
South Louisiana	9,800	23,300	30%
East Texas Bossier	13,500	19,900	25%
North Louisiana	2,400	4,000	5%
Utah/California	2,700	3,700	5%
Austin Chalk (Trend)	400	1,500	2%
Other	400	1,000	1%
	$37,900	$78,500	100%

We have increased our estimates for capital expenditures in fiscal 2009 from $56 million to $78.5 million.  The change in estimated expenditures for 2009 reflects higher expected levels of exploration and development activities in the Permian Basin, East Texas Bossier and South Louisiana.  Our actual expenditures during fiscal 2009 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2009.

Based on these current estimates, approximately 50% of our planned expenditures for exploration and development activities for fiscal 2009 will relate to exploratory prospects, as compared to approximately 30% in fiscal 2008.

Supplementary Information

Oil and Gas Production
The following table summarizes, by area, our estimated daily net production for each quarter during the year ending December 31, 2009.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2009
	Actual	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Gas (Mcf):
Permian Basin	15,674	14,828	13,414	12,163
North Louisiana	14,550	11,582	10,598	9,272
South Louisiana	12,592	8,912	11,293	10,815
Austin Chalk (Trend)	3,030	1,945	1,859	1,783
Cotton Valley Reef Complex	4,274	4,582	4,543	4,293
Other	1,136	901	793	674
Total	51,256	42,750	42,500	39,000

Oil (Bbls):
Permian Basin	4,456	3,812	3,644	3,355
North Louisiana	270	198	174	130
South Louisiana	391	396	587	587
Austin Chalk (Trend)	3,142	2,703	2,405	2,213
Other	85	66	65	65
Total	8,344	7,175	6,875	6,350

Natural Gas Liquids (Bbls):
Permian Basin	225	143	130	130
Austin Chalk (Trend)	307	274	226	237
Other	57	33	44	33
Total	589	450	400	400

Accounting for Derivatives
The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to March 31, 2009.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:
	Gas		Oil
	MMBtu (a)	Price	Bbls	Price
Production Period:
2nd Quarter 2009	1,570,000	$5.47	470,000	$49.68
3rd Quarter 2009	1,450,000	$5.47	440,000	$48.13
4th Quarter 2009	1,850,000	$5.47	400,000	$46.15
2010	7,540,000	$6.80	327,000	$53.30
2011	6,420,000	$7.07	-	$-
	18,830,000		1,637,000

(a) One MMBtu equals one Mcf at a Btu factor of 1,000.

We did not designate any of the derivatives shown in the preceding tables as cash flow hedges under SFAS 133; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense) in our statement of operations.